Exhibit 23(a)(xv) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K



                    FEDERATED WORLD INVESTMENT SERIES, INC.

                             ARTICLES SUPPLEMENTARY

      Federated World Investment Series, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland and a registered open-end Company under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:             The Corporation is authorized to issue three billion
(3,000,000,000) shares of common stock, all of which have a par value of one tenth of a cent ($.001) per share, with an aggregate par value of $3,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

      SECOND:     The Board of Directors of the Corporation hereby reclassifies
(i) 25,000,000 shares of the authorized and unissued shares of Federated International High Income Fund Class B Shares, (ii) 25,000,000 of the authorized and unissued shares of Federated International High Income Fund Class C Shares into authorized but unissued shares as follows:

      Class                                            Number of Shares

Federated International High Income Fund Class F          50,000,000

      THIRD:      Immediately before the reclassification of shares as set forth in Article SECOND hereto, the Corporation was authorized to issue three billion (1,000,000,000) shares of common stock, all of which were of a par value of one tenth of a cent ($.001) per share having an aggregate par value of three million dollars ($3,000,000) which were classified as follows:

      Class                                            Number of Shares

Federated International Value Fund Class A Shares        300,000,000
Federated International Value Fund Class B Shares        200,000,000
Federated International Value Fund Class C Shares        200,000,000

Federated International Capital Appreciation Fund Class A Shares500,000,000 Federated International Capital Appreciation Fund Class B Shares500,000,000 Federated International Capital Appreciation Fund Class C Shares400,000,000

Federated International High Income Fund Class A Shares 100,000,000 Federated International High Income Fund Class B Shares 100,000,000 Federated International High Income Fund Class C Shares 100,000,000

Federated International Small Company Fund Class A Shares200,000,000 Federated International Small Company Fund Class B Shares200,000,000 Federated International Small Company Fund Class C Shares200,000,000


Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will be authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of a cent ($.001) per share, with an aggregate par value of $3,000,000 classified as follows:

      Class                                            Number of Shares

Federated International Value Fund Class A Shares        300,000,000
Federated International Value Fund Class B Shares        200,000,000
Federated International Value Fund Class C Shares        200,000,000

Federated International Capital Appreciation Fund Class A Shares500,000,000 Federated International Capital Appreciation Fund Class B Shares500,000,000 Federated International Capital Appreciation Fund Class C Shares400,000,000

Federated International High Income Fund Class A Shares  100,000,000
Federated International High Income Fund Class B Shares   75,000,000
Federated International High Income Fund Class C Shares   75,000,000
Federated International High Income Fund Class F Shares   50,000,000

Federated International Small Company Fund Class A Shares200,000,000 Federated International Small Company Fund Class B Shares200,000,000 Federated International Small Company Fund Class C Shares200,000,000


      FOURTH:     The shares of common stock of the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation and as set forth below:

      a. Shares having a common Fund name shall be invested in a common investment portfolio and the assets, liabilities, income, expenses, dividends and related liquidation rights belonging to each investment portfolio and allocated among them and among the various classes invested therein shall be as determined by the Board of Directors of the Corporation in accordance with law.

      b. At such times (which may vary between and among the holders of particular classes of stock invested in a common investment portfolio) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock invested in any common investment portfolio of the Corporation may be automatically converted into shares of another class of stock invested in the same common investment portfolio of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

      FIFTH:      The stock has been reclassified by the Board of Directors
under the authority contained in the Charter of the Corporation.

   SIXTH:   These Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.



               [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and Assistant Secretary on May 25, 2007. The undersigned President and Assistant Secretary acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.


WITNESS                              FEDERATED WORLD INVESTMENT SERIES, INC.



/s/ Andrew P. Cross                  /s/ J. Christopher Donahue
Andrew P. Cross                      J. Christopher Donahue
Assistant Secretary                  President

                    FEDERATED WORLD INVESTMENT SERIES, INC.
                             ARTICLES SUPPLEMENTARY

      Federated World Investment Series, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland and a registered open-end Company under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:             The Corporation is authorized to issue three billion
(3,000,000,000) shares of common stock, all of which have a par value of one tenth of a cent ($.001) per share, with an aggregate par value of $3,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

      SECOND:     The Board of Directors of the Corporation hereby reclassifies
(i) 500,000,000 shares of the authorized and unissued shares of Federated International Capital Appreciation Fund Class A Shares, (ii) 500,000,000 of the authorized and unissued shares of Federated International Capital Appreciation Fund Class B Shares and (iii) 400,000,000 of the authorized and unissued shares of Federated International Capital Appreciation Fund Class C Shares into authorized but unissued shares as follows:

      Class                                            Number of Shares

Federated International Value Fund Class A Shares        100,000,000
Federated International High Income Fund Class A Shares 400,000,000 Federated International High Income Fund Class B Shares 225,000,000 Federated International High Income Fund Class C Shares 225,000,000 Federated International High Income Fund Class F Shares 50,000,000 Federated International Small Company Fund Class A Shares300,000,000 Federated International Small Company Fund Class B Shares100,000,000

      THIRD:      Immediately before the reclassification of shares as set forth in Article SECOND hereto, the Corporation was authorized to issue three billion (3,000,000,000) shares of common stock, all of which were of a par value of one tenth of a cent ($.001) per share having an aggregate par value of three million dollars ($3,000,000) which were classified as follows:

      Class                                            Number of Shares

Federated International Value Fund Class A Shares        300,000,000
Federated International Value Fund Class B Shares        200,000,000
Federated International Value Fund Class C Shares        200,000,000

Federated International Capital Appreciation Fund Class A Shares500,000,000 Federated International Capital Appreciation Fund Class B Shares500,000,000 Federated International Capital Appreciation Fund Class C Shares400,000,000

Federated International High Income Fund Class A Shares  100,000,000
Federated International High Income Fund Class B Shares   75,000,000
Federated International High Income Fund Class C Shares   75,000,000
Federated International High Income Fund Class F Shares   50,000,000

Federated International Small Company Fund Class A Shares200,000,000 Federated International Small Company Fund Class B Shares200,000,000 Federated International Small Company Fund Class C Shares200,000,000

Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will be authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of a cent ($.001) per share, with an aggregate par value of $3,000,000 classified as follows:

      Class                                            Number of Shares

Federated International Value Fund Class A Shares        400,000,000
Federated International Value Fund Class B Shares        200,000,000
Federated International Value Fund Class C Shares        200,000,000

Federated International High Income Fund Class A Shares 500,000,000 Federated International High Income Fund Class B Shares 300,000,000 Federated International High Income Fund Class C Shares 300,000,000 Federated International High Income Fund Class F Shares 100,000,000

Federated International Small Company Fund Class A Shares500,000,000 Federated International Small Company Fund Class B Shares300,000,000 Federated International Small Company Fund Class C Shares200,000,000


      FOURTH:     The shares of common stock of the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation and as set forth below:

      a. Shares having a common Fund name shall be invested in a common investment portfolio and the assets, liabilities, income, expenses, dividends and related liquidation rights belonging to each investment portfolio and allocated among them and among the various classes invested therein shall be as determined by the Board of Directors of the Corporation in accordance with law.

      b. At such times (which may vary between and among the holders of particular classes of stock invested in a common investment portfolio) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock invested in any common investment portfolio of the Corporation may be automatically converted into shares of another class of stock invested in the same common investment portfolio of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

      FIFTH:      The stock has been reclassified by the Board of Directors
under the authority contained in the Charter of the Corporation.

   SIXTH:   These Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.



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      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and Assistant Secretary on February 21, 2008. The undersigned President and Assistant Secretary acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.


WITNESS                              FEDERATED WORLD INVESTMENT SERIES , INC.



/s/ Todd P. Zerega                   /s/ J. Christopher Donahue
Todd P. Zerega                       J. Christopher Donahue
Assistant Secretary                  President